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                                                               EXHIBIT (5)(a)(2)

                      EATON VANCE SPECIAL INVESTMENT TRUST

                               MANAGEMENT CONTRACT

                                  SCHEDULE A-1

                   Eaton Vance Russia and Eastern Europe Fund

Dated:  November 17, 1997